UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to Rule 14a-12

SYLVAN LEARNING SYSTEMS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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YOUR VOTE IS IMPORTANT. Please sign, date and return the enclosed proxy card promptly, whether or not you plan to attend the Sylvan Learning Systems, Inc. Annual Meeting.

SYLVAN LEARNING SYSTEMS, INC.
1001 Fleet Street
Baltimore, Maryland 21202

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
June 25, 2004

To the Stockholders of Sylvan Learning Systems, Inc.:

Notice is hereby given that the Annual Meeting of Stockholders of Sylvan Learning Systems, Inc. (“Sylvan”) will be held at Courtyard Marriott — Inner Harbor, 1000 Aliceanna Street, Baltimore, Maryland 21202, on June 25, 2004 at 9:30 a.m.(Eastern Time) for the following purposes:

I.	To elect three Class I directors.

II.	To ratify the selection of Ernst & Young LLP as the independent auditors of Sylvan for the year ending December 31, 2004.

III.	To transact such other business as may properly come before the meeting.

Accompanying this notice is a Proxy Card, Proxy Statement, and Sylvan’s Annual Report for the year ended December 31, 2003. Whether or not you expect to be present at the Annual Meeting, please sign and date the Proxy Card and return it in the enclosed envelope provided for that purpose prior to the date of the Annual Meeting. The Proxy may be revoked at any time prior to the time that it is voted at the Annual Meeting. The Board of Directors fixed April 16, 2004 as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. Only stockholders of record at the close of business on April 16, 2004 will be entitled to vote at the Annual Meeting.

You are cordially invited to attend the Annual Meeting, and you may vote in person regardless of whether or not you have returned your Proxy Card.

BY ORDER OF THE BOARD OF DIRECTORS

Robert W. Zentz
Secretary

Baltimore, Maryland
April 29, 2004

SYLVAN LEARNING SYSTEMS, INC.
1001 Fleet Street
Baltimore, Maryland 21202
(410) 843-8000

PROXY STATEMENT

INTRODUCTION

This Proxy Statement and the accompanying proxy are furnished to stockholders of Sylvan Learning Systems, Inc. (“Sylvan”) in connection with the solicitation of proxies by Sylvan’s Board of Directors to be used at the Annual Meeting of Stockholders described in the accompanying notice and at any adjournments thereof (the “Annual Meeting”). The purpose of the Annual Meeting is to: 1) elect three Class I directors, 2) ratify the selection of Ernst & Young LLP as independent auditors of Sylvan for the year ending December 31, 2004 and 3) transact such other business as may properly come before the Annual Meeting. This Proxy Statement and the accompanying proxy are first being sent to stockholders on or about May 14, 2004.

The record of stockholders entitled to notice of and to vote at the Annual Meeting was taken as of the close of business on April 16, 2004 (the “Record Date”). On the Record Date, there were outstanding and entitled to vote 45,134,865 shares of Common Stock, par value $.01 per share (the “Sylvan Common Stock”).

The presence, in person or by proxy, of the holders of a majority of the shares of Sylvan Common Stock issued and outstanding and entitled to vote at the Annual Meeting is necessary to constitute a quorum at the meeting. In the election of directors, each share of Sylvan Common Stock may be voted for as many individuals as there are directors to be elected. Votes may be cast “FOR” the election of a director; cumulative voting is not permitted. Those individuals receiving the highest number of votes “FOR” election to the Board of Directors shall be considered duly elected. A proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be counted in the election of directors although it will be counted for purposes of determining whether a quorum is present. For all matters except the election of directors, each share is entitled to one vote. The affirmative vote of a majority of the shares of Sylvan Common Stock present in person or represented by proxy at the Annual Meeting is required for approval and/or ratification of all matters (other than the election of directors) being submitted to the stockholders for their consideration. An automated system administered by Sylvan’s transfer agent will be used to tabulate the votes. Abstentions, votes against or withholding approval and broker non-votes will be counted to determine whether a quorum is present. Abstentions and votes against or withholding approval will be counted as votes against any given proposal, whereas broker non-votes will not be counted in determining whether a particular proposal has been approved by the stockholders.

This solicitation is being made primarily by mail, but Sylvan directors, officers and employees may also engage in the solicitation of proxies by telephone. Sylvan is paying the cost of soliciting proxies. Sylvan will not pay compensation in connection with the solicitation of proxies, except as reimbursement to brokers, custodians, nominees and other record holders for their reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners.

Voting By Proxy

The Board of Directors has selected Douglas L. Becker to act as proxy with full power of substitution. Any stockholder executing a proxy has the power to revoke the proxy at any time before it is voted at the Annual Meeting. This right of revocation is not limited or subject to compliance with any formal procedure. Any stockholder may attend the meeting and vote in person, whether or not he or she has previously given a proxy.

With respect to the proposal regarding election of directors, stockholders may (a) vote in favor of all nominees, (b) withhold their votes as to all nominees or (c) withhold their votes as to specific nominees by so indicating in the appropriate space on the enclosed proxy card. With respect to the proposal to approve and ratify the appointment of Ernst & Young LLP as Sylvan’s independent auditors for the year ending December 31, 2004, stockholders may (i) vote “for”, (ii) vote “against” or (iii) abstain from voting as to such matter. All properly executed proxy cards delivered by stockholders and not revoked will be voted at the Annual Meeting in accordance with the directions given. If no specific instructions are given with regard to the matters to be voted upon, the shares represented by a properly executed proxy card will be voted “FOR” the election of each of management’s nominees for director and ratification of the appointment of Ernst & Young LLP as Sylvan’s independent auditors. Management knows of no other matters that may come before the Annual Meeting for consideration by the stockholders. However, if any other matters properly come before the Annual Meeting, the person named in the enclosed proxy card as proxy will vote upon such matters in accordance with his judgment.

Stockholders who do not expect to attend the Annual Meeting in person are urged to execute and return the enclosed proxy card promptly. Any stockholder delivering a proxy has the power to revoke it at any time before it is voted by giving written notice of revocation to the Secretary of Sylvan, by executing and delivering to the Secretary a proxy card bearing a later date, or by voting in person at the Annual Meeting. Any stockholder also may be represented by another person at the Annual Meeting by executing a form of proxy designating such person to act on the stockholder’s behalf at the Annual Meeting.

IF YOU DECIDE TO VOTE BY PROXY, YOUR PROXY CARD WILL BE VALID ONLY IF YOU SIGN, DATE AND RETURN IT BEFORE THE ANNUAL MEETING.

I.  ELECTION OF SYLVAN DIRECTORS

The Board of Directors is comprised of nine persons separated into three classes, with each class serving a three-year term. Douglas L. Becker, James H. McGuire and Richard W. Riley currently serve in Class I and are subject to re-election for a three-year term beginning at the 2004 Annual Meeting. Messrs. Becker, McGuire and Riley are nominated for re-election. Three directors serve in Class II and will be subject to re-election for a three-year term beginning at the 2005 Annual Meeting. Three directors serve in Class III and will be subject to re-election for a three-year term beginning at the 2006 Annual Meeting.

On June 30, 2003, the Company and Educate Inc. (“Educate”), a company newly formed by Apollo Management, L.P. (“Apollo”), completed the sale to Educate of substantially all of the Company’s K-12 segment, including eSylvan Inc. and Connections Academy, Inc., which were investments previously held by Sylvan Ventures (“Principal K-12 Disposal Group”). The consideration for the sale of the assets comprising the Principal K-12 Disposal Group consisted of the following at closing:

•	$108,770,000 cash plus deferred payments of $3,000,000.

•	A subordinated note in the face amount of $55,000,000, bearing interest at 12% per annum and maturing in 2009, with an estimated fair value of $41,552,000 as of June 30, 2003.

•	The surrender of the Company’s outstanding convertible debentures held by Apollo Management, with a face value of approximately $50,569,000.

•	The assumption of trade accounts payable of the Principal K-12 Disposal Group, and other specified liabilities.

•	Apollo’s preferred interest in Sylvan Ventures.

•	Up to $10,000,000 of additional consideration if Connections Academy exceeds specified levels of earnings prior to December 31, 2007.

The transaction resulted in the elimination of various consent and governance rights that had been held by Apollo Management. One of the Apollo representatives, Laurence M. Berg, continues to serve on the Sylvan Board of Directors.

Each of the nominees has agreed to serve as a director if elected. If any nominee cannot serve for any reason (which is not anticipated), the Board of Directors may designate a substitute nominee. If that happens, the Company will vote all valid proxies for the election of the substitute nominee. The Board of Directors may also decide to leave the Board seat or seats vacant until a suitable candidate is located, or the Board may decide to reduce the size of the Board.

The individuals receiving the highest number of votes “FOR” election to the Board of Directors will be considered duly elected.

The Board of Directors unanimously recommends that stockholders vote “FOR” the three nominees for directors.

Information Concerning Nominees

The following table presents information concerning the persons nominated by the Board of Directors for election at the Annual Meeting as Class I directors. Information with respect to the number of shares of the Sylvan Common Stock beneficially owned by each of the nominees, directly or indirectly, appears on page 16 of this Proxy Statement.

Name and Age	Director Since	Nominated for Term Expiring	Principal Occupation, Directorships with Public Companies and other Information

Douglas L. Becker (38)	December 1986	2004 Annual Meeting
Mr. Becker has been Chairman and Chief Executive Officer of Sylvan since February 2000. Previously, he was President and Co-Chief Executive Officer of Sylvan since April 1993. From February 1991 until April 1993, Mr. Becker was the Chief Executive Officer of the Sylvan Learning Center Division of Sylvan. Mr. Becker also serves as a director of Constellation Energy Corporation.

James H. McGuire (60)	December 1995	2004 Annual Meeting
Mr. McGuire has served as President of NJK Holding Company since 1992. NJK Holding Company controls some of the interests of Nasser J. Kazeminy (one of the prior owners of Drake Prometric, L.P., acquired by Sylvan in 1995 and sold in 2000) in various businesses throughout the country. Mr. McGuire is also a director of Digital Insight Corporation.

Richard W. Riley (71)	June 2001	2004 Annual Meeting
Mr. Riley is currently a partner with the law firm of Nelson Mullins Riley & Scarborough in South Carolina. From 1992 until 2001, Mr. Riley served as U.S. Secretary of Education. Mr. Riley was Governor of South Carolina from 1978 through 1985.

Information Concerning Continuing Directors

Name and Age	Director Since	Term Expires	Principal Occupation, Directorships with Public Companies and other Information

R. Christopher Hoehn-Saric (41)	December 1986	2005 Annual Meeting
In June 2003, Mr. Hoehn-Saric assumed the position of Chief Executive Officer of Educate, Inc. From February 2000 to June 2003, Mr. Hoehn-Saric was the Chairman and Chief Executive Officer of Sylvan Ventures. Previously, Mr. Hoehn-Saric served as Chairman and Co-Chief Executive Officer of Sylvan since April 1993 and was President of Sylvan from 1988 until 1992.

Name and Age	Director Since	Term Expires	Principal Occupation, Directorships with Public Companies and other Information

John A. Miller (50)	October 2001	2005 Annual Meeting
Mr. Miller has been the President since 1987 of North American Corporation of Illinois, a multi-divisional supplier and solutions provider specializing in industrial paper products, specialty packaging, and other commercial consumables. Mr. Miller is also a director of Atlantic Premium Brands, Inc. and Alberto Culver Company.

David A. Wilson (62)	June 2002	2005 Annual Meeting
Mr. Wilson has been President and CEO of the Graduate Management Admission Council, a not-for-profit education association dedicated to creating access to graduate management and professional education, which provides the GMAT (Graduate Management Admission Test), since 1995. From 1978 to 1994, Mr. Wilson was a managing partner of Ernst & Young LLP.

R. William Pollock (75)	December 1995	2006 Annual Meeting
Mr. Pollock serves as Chairman of the Board of Drake Holdings Limited, a company which owns interests in various businesses throughout the world. He is also one of the prior owners of Drake Prometric, L.P., acquired by Sylvan in 1995 and sold in 2000. Mr. Pollock founded Drake International Inc. in Canada in 1951. Mr. Pollock is also a director of DiscoverWare Inc. in Canada.

Laurence M. Berg (37)	June 2000	2006 Annual Meeting
Mr. Berg has been a principal with Apollo Advisors, L.P. since 1992, which together with its affiliates, serves as managing general partner of Apollo Investment Funds, a series of private securities investment funds. Mr. Berg is also a director of AMC Entertainment Inc., Rent-A-Center, Inc. and Hayes Lemmerz International Inc.

Name and Age	Director Since	Term Expires	Principal Occupation, Directorships with Public Companies and other Information

Wolf H. Hengst (60)	June 2003	2006 Annual Meeting
Mr. Hengst has been President of Worldwide Hotel Operations for Four Seasons Hotels and Resorts since 1998. He joined the Four Seasons in 1978 as opening general manager of the Four Seasons Hotel in Washington, D.C. Prior to 1998, Mr. Hengst held various positions within Four Seasons including Executive Vice President, Operations, President of Regent International Hotels beginning in 1992, Vice President in charge of Eastern North America, Mexico and Europe beginning in 1987, Corporate Vice President beginning in 1985 and Regional Vice President/General Manager of the Four Seasons Hotel in Houston beginning in 1981.

Information Regarding the Sylvan Board, Committees and Remuneration

During calendar year 2003, there were four regular meetings and three special meetings of the Board of Directors. Mr. Wilson and Mr. Becker attended the 2003 Annual Meeting. Each director attended at least 86% of the total number of meetings of the Board and Board Committees of which he was a member. The Sylvan Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. In September 2002, the Sylvan Board formed a Special Committee of Independent Directors, which was disbanded following the June 30, 2003 transaction. Each member of the Audit, Compensation, Nominating and Corporate Governance and Special Committees is independent as defined under current Nasdaq listing standards.

The Audit Committee meets with Sylvan’s independent auditors to: (i) review whether satisfactory accounting procedures are being followed by Sylvan and whether its internal accounting controls are adequate, (ii) monitor audit and non-audit services performed by the independent auditors, (iii) and approve fees charged by the independent auditors. The Audit Committee also reviews the performance of the independent auditors and selects annually the firm of independent auditors to recommend to the shareholders to audit the Company’s financial statements. During 2003, independent directors Dave A. Wilson, James H. McGuire, and John A. Miller were the members of the Audit Committee. There were seven meetings of the Audit Committee during 2003. The report of the Audit Committee required by the rules of the Securities and Exchange Commission is included in this Proxy Statement. The revised Audit Committee Charter is also included in this Proxy Statement as Exhibit A and is available on the Sylvan website at www.sylvan.net.

The Compensation Committee establishes the compensation for executive officers of Sylvan and generally reviews benefits and compensation for all officers and employees. It also administers Sylvan’s stock option plans. During 2003, independent directors James H. McGuire, John A. Miller and Wolf H. Hengst, who joined the committee in September 2003, were the members of the Compensation Committee. Prior to June 30, 2003, Laurence M. Berg was a member of the Compensation Committee. There were two meetings of the Compensation Committee during 2003. The report of the Compensation Committee required by the rules of the Securities and Exchange Commission is included in this Proxy Statement. The Compensation Committee Charter is available on the Sylvan website at www.sylvan.net.

The Nominating and Corporate Governance Committee screens and evaluates candidates for vacancies on the Sylvan Board of Directors and committees thereof, reviews Board compensation matters and reviews and monitors corporate governance matters. During 2003, independent directors Richard Riley and R. William Pollock were the members of the Nominating and Corporate Governance Committee, which met on one occasion. The Nominating and Corporate Governance Committee Charter is available on the Sylvan website at www.sylvan.net.

In evaluating and determining whether to nominate a candidate for a position on Sylvan’s Board, the Nominating Committee will consider the criteria outlined in the Company’s corporate governance policy, which includes high professional ethics and values, relevant management and/or educational experience and a commitment to enhancing shareholder value. In evaluating candidates for nomination, the Committee utilizes a variety of methods. Sylvan regularly assesses the size of the Board, whether any vacancies are expected due to retirement or otherwise, and the need for particular expertise on the Board. Candidates may come to the attention of the Committee from current Board members, shareholders, professional search firms, officers or other persons. The Committee will review all candidates in the same manner regardless of the source of the recommendation.

Under our Bylaws, nominations for director may be made only by the Board of Directors or a committee thereof or by a stockholder of record who delivers notice along with the additional information and materials required by our Bylaws to our corporate Secretary not less than 90 days and no more than 120 days before the first anniversary date of the mailing date for the preceding year’s annual meeting. For our annual meeting in 2005, the Company must receive this notice between January 14, 2005 and February 13, 2005. You may obtain a copy of our Bylaws by writing to our General Counsel/Corporate Secretary at Sylvan Learning Systems, Inc., 1001 Fleet Street, Baltimore, Maryland 21202. A copy of our Bylaws has been filed with the SEC.

The Special Committee consisted of independent directors James H. McGuire, John A. Miller, R. William Pollock and David A. Wilson. The purpose of the Special Committee was to represent the rights and interests of the public holders of Sylvan Common Stock with respect to the disposal of assets of Sylvan Ventures LLC and the sale of Sylvan’s Principal K-12 Disposal Group to Apollo Management LLP. There were five meetings of the Special Committee in 2003.

Sylvan has adopted a code of ethics and conduct that applies to all of its directors, officers (including its chief executive officer, chief financial officer, controller and any person performing similar functions) and employees. Sylvan has made the Code of Ethics available on its website at www.sylvan.net.

Directors who are not employees of Sylvan receive compensation of $15,000 per year for service on the Sylvan Board, $10,000 per year for service as the Chairman of the Compensation and Audit Committee, $5,000 per year for service as the Chairman of the Nominating and Corporate Governance Committee, $1,200 per regular meeting of the Board held in the USA, $2,400 per regular meeting of the Board held outside the USA, $1,200 per committee meeting and $600 per committee meeting attended via telephone (currently Mr. Pollock does not receive compensation from Sylvan). The Special Committee Chairman received a monthly retainer of $10,000; each committee member received $4,000 for each in person meeting and $1,500 for each telephonic meeting and an hourly rate of $200 for any additional time spent. All directors are reimbursed for their out-of-pocket expenses in connection with attending meetings. Under the 1998 Stock Incentive Plan, each independent director, upon appointment, election or re-election to the Sylvan Board, and continuation of service on the Sylvan Board as of January 1 of each year as long as he or she continues as a director, is granted a vested option to purchase 6,500 shares of Sylvan Common Stock at an exercise price equal to the fair market value of the stock on the date of the grant.

Section 16(a) Beneficial Ownership Reporting Compliance

Based upon the Company’s records and other information, the Company believes all of its Directors and Executive Officers and other stockholders who may own 10% or more of Sylvan Common Stock have complied with the requirements of the Securities and Exchange Commission to report ownership and transactions which change ownership, except Mr. Becker and Mr. Dennis, each of whom had one late Form 4 filing.

Certain Relationships and Related Transactions

As part of the transaction for the sale of the Principal K-12 Disposal Group, the Board of Directors, with the assistance of an investment banking firm, based on a formula, exchanged all of the previously granted and outstanding options in Sylvan International B.V. (“SIBV”) which were part of Sylvan’s 1998 Sylvan Option Plan into Sylvan options. Messrs. Becker and Hoehn-Saric converted into 605,683 options to purchase Sylvan stock at an exercise price of $3.59 per share. Mr. Appadoo converted into 504,740 options to purchase Sylvan stock at an exercise price of $3.33. Mr. Dennis converted into 179,776 options to purchase Sylvan stock at an exercise price of $5.95.

Also as part of the transaction for the sale of the Principal K-12 Disposal Group, the minority interests in Sylvan Ventures, LLC (“Sylvan Ventures”) were purchased by Sylvan for restricted Common Stock of Sylvan at a price determined by the Special Committee, as advised by independent valuation experts. Messrs. Becker and Hoehn-Saric were investors in one of the partnerships which were minority owners of Sylvan Ventures and each received 68,845 shares of restricted Sylvan stock in this transaction upon the dissolution of the partnership. Mr. Becker’s brother, Eric Becker, was also an investor in this minority owner and received 68,845 shares of restricted Sylvan stock in the transaction. The Membership Profit Interest Plan of Sylvan Ventures in which Messrs. Becker and Hoehn-Saric were participants was terminated with no payout being made.

Mr. Hoehn-Saric’s employment contract was terminated on June 30, 2003, when he became the Chairman of Educate, Inc. The Board approved a full year 2003 bonus of $385,000 to Mr. Hoehn-Saric for his contribution to the completion of the sale of the Principal K-12 Disposal Group.

Also included as part of the sale of the Principal K-12 Disposal Group, Sylvan entered into a management services agreement with Educate for the receipt of accounting, benefits, IT, human resources, purchasing and payroll services for a period of three years. Sylvan will provide certain tax and treasury services to Educate. The annual net amount payable under this agreement by Sylvan is approximately $3 million. Messrs. Hoehn-Saric and Berg are officers and shareholders of Educate.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

The Compensation Committee consists of Messrs. Hengst, McGuire and Miller. Mr. Miller was an investor in a limited liability company from which Sylvan previously purchased learning centers in 2001 located in Boston, Atlanta and Pittsburgh and to whom Sylvan made a final payment in 2003 on a contractual earn-out from that transaction. Neither of the other two directors on the Compensation Committee was a party to any transaction with Sylvan which requires disclosure under applicable regulations of the SEC.

Compensation of Executive Officers and Directors

Compensation of Executive Officers.  The following table shows for the years ended December 31, 2003, 2002 and 2001, compensation paid by Sylvan, including salary, bonuses, stock options and certain other compensation, to its Chief Executive Officer and each of its other most highly compensated executive officers on December 31, 2003 (the “Named Executive Officers”):

Summary Compensation Table

		Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Year	Salary $	Bonus $		Other Annual $ Compensation (1)	Restricted Stock $ Awards (2)	Shares Underlying Options (#)		All Other Compensation (4) (5)
Douglas L. Becker	2003	425,000	531,250	(6)	6,600	—	—		195,080
Chairman of the Board and	2002	425,000	385,000		6,600	—	—		1,709,505
Chief Executive Officer	2001	385,000	315,000		6,600	—	100,000		1,627,051
Raph Appadoo	2003	400,000	281,000		6,600	1,109,405	—		7,000
President	2002	262,500	250,000		6,600	—	—		4,036
	2001	250,000	187,500		6,600	—	—		9,952
William Dennis	2003	375,000	340,000		6,600	1,613,600	120,000		389,900
President, Latin America	2002	243,000	290,000		6,600	—	3.40	(3)	45,272
Operations	2001	52,067	—		1,650	—	10.12	(3)	1,330
Paula R. Singer	2003	270,000	180,000		6,600	526,200	30,000		—
President and Chief Executive	2002	237,837	78,750		6,600	—	—		318,077
Officer — Online Higher	2001	223,750	105,000		6,600	—	—		5,140
Education
Sean R. Creamer	2003	265,000	243,375	(6)	6,600	350,800	30,000		902,675
Senior Vice President and	2002	238,333	121,800		6,600	—	—		5,500
Chief Financial Officer	2001	191,667	152,800		6,600	—	50,000		5,250
B. Lee McGee	2003	250,000	75,000		6,600	—	—		1,882,740
Executive Vice President	2002	250,360	75,000		6,600	—	—		792,983
	2001	250,000	250,000		6,600	—	—		262,200

(1)	The amounts in this column represent automobile allowances for all of the officers.

(2)	The value of the restricted stock awards at the end of the last fiscal year was $1,820,968, $2,648,680, $575,800 and $863,700 for Messrs. Appadoo, Dennis, Creamer and Ms. Singer, respectively. These values were calculated by multiplying the closing market price for the stock on the last trading day of the Company’s year, by the number of restricted shares held by Messrs. Appadoo, Dennis, Creamer and Ms. Singer on that date. The number of restricted stock awards held by Messrs. Appadoo, Dennis, Creamer and Ms. Singer at the end of the last fiscal year were 63,250, 92,000, 20,000 and 30,000 respectively. For Mr. Dennis, 20,000 restricted shares vested immediately as of April 30, 2003. For Mr. Appadoo and for Mr. Dennis’ remaining shares, restrictions lapse ratably over four years. For Mr. Creamer and Ms. Singer, restrictions lapse ratably over five years.

(3)	Shares represent options granted by SIBV, which were exchanged for options to purchase Sylvan Common Stock in April 2003.

(4)	The amounts in this column represent stock option exercises by Messrs. Becker, Dennis, Creamer, McGee and Ms. Singer, and housing allowance and interest forgiven (for 2003), relocation expenses and housing allowance (for 2002) and loan interest payment (for 2001) for Mr. Dennis, who was hired in October 2001.

(5)	The following amounts were contributed to the Named Executive Officers’ 401(k) Plan as Sylvan’s contribution for 2003: D. Becker — $6,000; R. Appadoo — $7,000; S. Creamer — $6,000; P. Singer — $6,000; L. McGee — $4,220.

(6)	Messrs. Becker and Creamer’s 2003 bonuses include partial payment of the 2004 bonuses.

Option Grants in Last Fiscal Year.  In 2003, in addition to the options to acquire Sylvan Common Stock received in exchange for previously granted options in SIBV discussed above, the following options and restricted stock were granted to Named Executive Officers.

						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option/Restricted Stock Term
Name	Number of Securities Underlying Options/Restricted Stock Granted	Percent of Total Options And Restricted Stock Granted To Employees In Fiscal Year	Exercise or Base Price Per Share		Expiration Date	5%	10%
Douglas L. Becker	—	—	—		—	—	—
Raph Appadoo	138,750	14.7%	17.54	(1)	4/30/2013	1,530,525.13	3,878,651.18
	63,250	6.7%	0	(3)	4/30/2013	1,807,103.84	2,877,510.85
William Dennis	120,000	12.7%	17.54	(1)	4/30/2013	1,323,697.41	3,354,509.13
	92,000	9.8%	0	(3)	4/30/2013	2,628,514.68	4,185,470.33
Sean R. Creamer	30,000	3.2%	11.43	(2)	3/10/2013	215,647.97	546,494.29
	20,000	2.1%	0	(3)	4/30/2013	571,416.24	909,884.86
Paula R. Singer	30,000	3.2%	0	(3)	4/30/2013	857,124.35	1,364,827.28
B. Lee McGee	—	—	—		—	—	—

(1)	The assumed rate of appreciation of 5% and 10% would result in a stock price of $38.57 and $45.49, respectively.
(2)	The assumed rate of appreciation of 5% and 10% would result in a stock price of $18.62 and $29.65, respectively.
(3)	Represents restricted stock grants. The assumed rate of appreciation of 5% and 10% would result in a stock price of $38.57 and $45.49, respectively.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values.  The following table sets forth information concerning the exercise of stock options, the number of unexercised options and the value of unexercised options at the end of 2003 for the Named Executive Officers. Value represents, in the case of exercised options, the difference between exercise price and market price on the date of exercise and, in the case of unexercised options and exercisable options, the difference between exercise price and market price at December 31, 2003.

Name	Shares Acquired Upon Exercises	Value Realized	Number of Securities Underlying Unexercised Options and Restricted stock @ YE (1)		Value of Unexercised In-the-money Options and Restricted Stock @ YE (1)
Douglas L. Becker	8,000	189,080	2,442,426	(E)	35,994,152	(E)
			33,334	(U)	312,006	(U)
Raph Appadoo	—	—	403,792	(E)	10,280,544	(E)
			302,949	(U)	5,952,067	(U)
William Dennis	—	—	68,651	(E)	1,567,989	(E)
			253,125	(U)	6,209,775	(U)
Paula R. Singer	—	—	123,750	(E)	1,168,275	(E)
			37,500	(U)	981,300	(U)
Sean R. Creamer	72,000	896,675	41,750	(E)	311,440	(E)
			46,250	(U)	942,020	(U)
B. Lee McGee	113,875	1,878,561	296,134	(E)	946,361	(E)
			25,000	(U)	111,500	(U)

(1)	(E) = Exercisable; (U) = Unexercisable/Unvested

Equity Compensation Plans

The following tables set forth information regarding outstanding options and shares reserved for future issuance under the plans listed below, which are Sylvan’s only equity-based compensation plans, as of December 31, 2003. There are no outstanding warrants or rights other than options and restricted shares under these plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Security Holders	7,719,312	$14.72	256,069
Equity Compensation Plans Not Approved by Security Holders*	272,267	$17.24	227,733
Total	7,991,579	14.80	483,802

*	This plan was approved by the Sylvan Board of Directors in February 2003. No director or executive officer of Sylvan is entitled to participate in this plan.

The 2003 Stock Incentive Plan is administered by the Board or by a committee or officer appointed by the Board. The Administrator shall be empowered to take all actions to carry out the purpose and intent of the plan, to administer and interpret all documents relevant to the plan and all actions taken and decisions and determinations. The number of shares of Sylvan Common Stock available for awards under the plan shall not exceed an aggregate of 500,000 shares. All employees or others providing bonafide services to the Company or an affiliate are eligible to participate, but directors and executive officers are excluded from participation. The plan may grant nonstatutory stock options, stock appreciation rights, phantom stock, performance awards, or any other stock based award under the Plan. The Board reserves the right to terminate the Plan at any time or modify or amend the Plan.

Employment Contracts

Mr. Becker has an employment contract with Sylvan with a term ending June 30, 2004, which is in the process of being renegotiated and extended. This agreement provides for Mr. Becker’s employment by Sylvan as Chairman and Chief Executive Officer. Mr. Hoehn-Saric’s employment contract was terminated on June 30, 2003 when Mr. Hoehn-Saric became Chief Executive Officer of Educate, Inc.

The Employment Agreement provided for an initial annual base salary of $350,000 for Mr. Becker, subject to annual review by the Sylvan Board or its Compensation Committee. The Employment Agreement also provides for an annual target bonus of up to 100% of base salary, with the bonus criteria being determined annually by the Sylvan Board.

In addition to the base salary, bonus and profit interests, the Employment Agreement provides that Mr. Becker is entitled to participate in all benefit programs, plans or arrangements made available by Sylvan to its executives and key management employees. Mr. Becker is also entitled to a $2.5 million life insurance policy during his period of employment.

If Mr. Becker’s employment is terminated as a result of death or “Total Disability” (as defined), Sylvan must pay all amounts accrued under the Employment Agreement prior to termination. If Mr. Becker’s employment is terminated by Sylvan for “Good Cause,” or by Mr. Becker without a “Good Reason,” Sylvan must pay all amounts accrued under the Employment Agreement prior to termination.

If Mr. Becker is terminated by Sylvan without Good Cause, or by Mr. Becker for a Good Reason, Sylvan must continue to pay the base salary (at the rate in effect during the year of termination) until the earlier of June 30, 2004 or the third anniversary of the date of termination (the “Severance Period”). In addition, to the extent permitted by law or the applicable insurance contracts, Sylvan must permit Mr. Becker to continue to participate in Sylvan’s insurance programs on the same basis as other executives until the earlier of the end of the Severance Period or the first anniversary of the date of termination. In lieu of the annual bonus described above, Sylvan must pay an annual “Assumed Bonus” for each year during the Severance Period, with the Assumed Bonus for a termination after 2001 being the average of the actual bonuses paid to such officer for the two years immediately preceding the termination.

In the Employment Agreement, Mr. Becker has agreed not to disclose or use, except as required by law or court order, any of Sylvan’s “Trade Secrets or Confidential or Proprietary Information.” In addition, during the term of employment and for a period of one year after the termination or expiration thereof, Mr. Becker has agreed not to engage, directly or indirectly, in specified activities and businesses that are competitive with Sylvan and not to solicit or hire, directly or indirectly, the employees of Sylvan. These restrictions are subject to several exceptions, including that Mr. Becker is permitted to hold certain passive investments. The scope of restricted competition is limited after termination of employment by Sylvan without “Good Cause,” by Mr. Becker for a “Good Reason” or following a “Change of Control,” or if the employment term is not extended upon its expiration.

Compensation Committee Report

Introduction.  The Compensation Committee consists of three independent directors, none of whom has ever been an officer or employee of Sylvan. The function of the Compensation Committee is to recommend to the Board of Directors policies regarding Sylvan’s compensation of, and to recommend specific compensation for, Sylvan’s executive officers. The Compensation Committee’s responsibilities also include administering Sylvan’s stock option plans and making decisions regarding option grants to officers and other key employees. The Compensation Committee also periodically reviews Sylvan’s employee benefit plans that are intended to qualify under Section 401 of the Internal Revenue Code to determine whether any changes to those plans may be appropriate. The Compensation Committee meets at least once a year to review management performance and compensation, to approve compensation increases, bonus and option grants for the CEO and to review the compensation increases and bonuses of executive officers and to establish performance objectives for each officer. The Compensation Committee also meets on an as-needed basis to recommend compensation for newly created or expanded executive positions.

Compensation Philosophy and Approach.  The principal elements of Sylvan’s Executive Compensation Program consist of both annual and long-term compensation, including base salary and annual incentive cash bonuses and, at appropriate times, long-term incentive compensation in the form of equity compensation. The Committee has put primary emphasis on long-term equity compensation based upon its belief that Mr. Becker and the Executive Officers should have a significant portion of their compensation contingent upon increases in the market price of Sylvan Common Stock. Aided by the review of a compensation consulting firm, the Compensation Committee continues to believe that this approach and philosophy is appropriate.

Base Salaries.  Sylvan’s executive officer base salary levels are submitted by the CEO for approval by the Compensation Committee. Historically, in establishing compensation for Messrs. Becker and Hoehn-Saric, the Compensation Committee utilized recommendations of a compensation consulting firm. Based on the consulting firm’s analysis of executive compensation, the base salary of Mr. Becker was set at $425,000 in 2003, $425,000 in 2002, $385,000 in 2001 and $350,000 in 2000. Mr. Appadoo’s base salary was $400,000 in 2003, $262,500 in 2002 and $250,000 in 2001. Mr. Dennis’ base salary was $375,000 in 2003 and $243,000 prior to 2003.

Annual Incentive Cash Bonus.  In addition to base salaries, executive officers of Sylvan are eligible to receive annual cash bonuses, at the discretion of the Board of Directors. Cash bonuses are determined on the basis of (a) the overall financial performance of Sylvan and (b) annual personal performance objectives for each officer, established by the Compensation Committee at the beginning of the year.

Long-term Incentive Awards.  Options and restricted stock are granted to executive officers and other key employees whom the Compensation Committee determines to be important to the future growth and profitability of Sylvan. Based upon performance criteria similar to those applicable to cash bonuses for executives, the Compensation Committee determines the employees to whom options or restricted stock will be granted, the number of shares covered by each grant and the exercise price and vesting period for each grant. The Compensation Committee typically grants stock options and restricted stock with relatively long vesting periods, creating strong incentives for recipients to remain employees.

Mr. Becker had been entitled to annual stock option grants under Sylvan’s 1993 Management Stock Option Plan based on Sylvan’s performance compared to profitability targets established by the Compensation Committee. In 1996, the 1993 Management Stock Option Plan was discontinued, and in 1996 and 1997 Mr. Becker received grants from the stockholder-approved 1996 Senior Management Stock Option Plan. In 1998, Mr. Becker received grants from the 1998 Stock Incentive Plan.

In June 2000, Mr. Hoehn-Saric forfeited all of his unvested Sylvan options upon taking the position of Chairman and CEO of Sylvan Ventures. In September 2001, the Compensation Committee cancelled 75,000 unvested options of Mr. McGee and converted another 75,000 options to three-year vesting. The 150,000 options were subject to performance vesting requirements, which were no longer achievable due to the sale of the Prometric business.

Mr. Becker had 252,000 unvested options subject to the same performance vesting, and these options were converted to a four-year vesting schedule with accelerated vesting by the Board based on Sylvan’s achieving its year-end earnings per share goals beginning December 2001. In December 2001, the Board awarded Mr. Becker additional options to purchase 100,000 shares of Sylvan Common Stock subject to four-year vesting schedule, but subject to accelerated vesting on the same earnings per share criteria.

Equity Position in Sylvan’s International B.V.  In June of 1999, Messrs. Hoehn-Saric and Becker were each granted fully vested options to purchase approximately 3.5% of the Common Stock of SIBV at a total exercise price of $1,716,750. In 2003, these were exchanged for 605,683 fully vested options to purchase Sylvan Common Stock at an exercise price of $ 3.59 per option.

Mr. Appadoo was granted options to purchase approximately 3.0% of the Common Stock of SIBV, subject to a five-year vesting schedule, at a total exercise price of $1,299,375. In 2003, these were exchanged for options to purchase 504,740 shares of Sylvan Common Stock subject to the same vesting schedule at an exercise price of $ 3.33 per option. Mr. Dennis was granted 13.52 options to purchase Common Stock of SIBV, subject to a three-year vesting schedule, at a total exercise price of $935,070. In 2003, these were exchanged for options to purchase 179,776 shares of Sylvan Common Stock subject to the same vesting schedule at an exercise price of $5.95 per option.

All options in Sylvan International B.V. were exchanged for Sylvan options on April 1, 2003. The exchange of options did not increase the aggregate intrinsic value of the options or reduce the ratio of the exercise price per share of the options to the per share fair value of Common Stock on the date of exchange as determined by the Special Committee of the Board of Directors, as advised by independent valuation experts.

Sylvan recorded a non-cash compensation expense of $21,901,000 in 2003 and expects to record additional compensation expense of $1,898,000 in 2004 and $197,000 in each of 2005 and 2006 as a result of the exchange.

CEOs’ and President’s Compensation.  Mr. Becker served as President of Sylvan from April 1993 until June 2003, and served as CEO of the Sylvan Learning Center division of Sylvan from February 1991 to April 1993. In December 1995, Mr. Becker was named Co-Chief Executive Officer of Sylvan. In June 2000, Mr. Becker became Chairman and Chief Executive Officer of Sylvan.

Under Mr. Becker’s employment agreement, the Compensation Committee approved a cash bonus of $318,750 for Mr. Becker in March 2003 for previously established 2003 performance objectives. In March 2002, the Compensation Committee recommended, and the Board of Directors approved, a cash bonus for Mr. Becker of $385,000. These bonuses were based on Sylvan’s financial performance and accomplishment of specific objectives established by the Compensation Committee in the years as described above. In 2001 Mr. Becker was paid a bonus of $315,000 for the 2000 objectives. No bonus payment was made to Mr. Becker in 2000 for the 1999 objectives.

Mr. Appadoo’s 2003 compensation was a base amount of $400,000 with an incentive bonus target of 100% of his base compensation based 50% on Sylvan’s financial performance, 25% on campus-based financial results and 25% on criteria established by the CEO. Mr. Appadoo’s bonus award in 2003 for 2002 performance was $281,000 and his 2002 base compensation was $262,500.

James H. McGuire — Chairman
John A. Miller
Wolf H. Hengst

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee with respect to Sylvan’s audited consolidated financial statements for the fiscal year ended December 31, 2003, which include the consolidated balance sheets as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for each of the three years ending on or before December 31, 2003, and the notes thereto. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that it is specifically incorporated by reference in such filing.

The Audit Committee operates under a written charter adopted by the Board of Directors. The independent directors who are members of the Audit Committee are James H. McGuire, John A. Miller and David A. Wilson. All have extensive financial knowledge, and the Chairman, Mr. Wilson, is an audit committee financial expert (as defined in the Sarbanes-Oxley Act of 2002). The revised Audit Committee Charter is included in this Proxy statement as Exhibit A and is also available on Sylvan’s website at www.sylvan.net.

The Audit Committee met with management periodically during the year to consider the adequacy of the Company’s internal controls, the objectivity of its financial reporting and all critical accounting policies and practices. The Audit Committee discussed these matters with the Company’s independent auditors and with appropriate Company financial personnel. The Audit Committee also discussed with the Company’s senior management and independent auditors the process used for certifications by the Chief Executive Officer and Chief Financial Officer required by the Sarbanes-Oxley Act of 2002 for certain of the Company’s filings with the SEC. Management has primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s system of internal records.

E&Y audited the annual financial statements prepared by management, expressed an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles and discussed with the Audit Committee any issues they believed should be raised with the Audit Committee.

The Audit Committee reviewed with management and E&Y, the Company’s independent auditors, the Company’s audited financial statements and met separately with both management and E&Y to discuss and review those financial statements and reports prior to issuance. Management has represented, and E&Y has confirmed, to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee reviewed with E&Y their judgments as to the quality, not just the acceptability of the Company’s accounting principles, and also discussed with management and E&Y their assessments of the Company’s internal records. The Audit Committee met privately with the independent auditors, Ernst & Young LLP (“E&Y”), who have unrestricted access to the Audit Committee.

The Audit Committee appointed E&Y as the Company’s independent auditors after reviewing that firm’s performance and its independence, to be ratified by shareholders.

The Audit committee received from and discussed with E&Y the written disclosure and the letter required by Independence Standards Board Standard No.1 (Independence Discussions with Audit Committees). These items relate to the firm’s independence from the Company. The Audit Committee also discussed with E&Y matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90, of the Auditing Standards Board of the American Institute of Certified Public Accounts to the extent applicable.

Conclusion

In reliance on these reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 to be filed with the SEC.

David A. Wilson — Chairman
James H. McGuire
John A. Miller

Stock Performance Graph

Under the rules of the Securities and Exchange Commission, Sylvan is required to provide a five-year comparison of the cumulative total stockholder return on Sylvan Common Stock with that of a broad equity market index and either a published industry index or a Sylvan-constructed peer group index.

The following graph compares the cumulative total stockholder return on Sylvan Common Stock from December 31, 1998 through December 31, 2003, with the cumulative total return of the Total Return Index for the NASDAQ Stock Market (US Companies), and a Sylvan-constructed peer group index. The companies included in the peer group index are Strayer Education, Inc. (STRA), Apollo Group, Inc. (APOL), DeVry, Inc. (DV), Career Education Corp. (CECO), Corinthian Colleges, Inc. (COCO), Education Management Corp. (EDMC) and ITT Educational Services (ESI). These companies are all in the post-secondary education business. The comparison assumes $100 was invested on December 31, 1998 in Sylvan Common Stock and each other index. It also assumes reinvestment of any dividends.

Sylvan does not make, nor does it endorse, any predictions as to future stock performance.

Sylvan Management

Executive Officers and Directors.  The current executive officers and directors of Sylvan are:

Current Directors

Name	Age	Position
Douglas L. Becker	38	Director, Chief Executive Officer, Chairman of the Board
R. Christopher Hoehn-Saric	41	Director
James H. McGuire	60	Director, Chairman of the Compensation Committee, Member of the Audit Committee and Special Committee
R. William Pollock	75	Director, Member of the Special Committee and Nominating and Corporate Governance Committee
Laurence M. Berg	37	Director
John A. Miller	50	Director, Member of the Audit Committee, Compensation Committee and Special Committee
Richard W. Riley	71	Director, Chairman of the Nominating and Corporate Governance Committee
David A. Wilson	62	Director, Chairman of the Special Committee, Chairman of the Audit Committee
Wolf H. Hengst	60	Director, Member of the Compensation Committee

Current Executive Officers

Name	Age	Position
Raph Appadoo	54	President
B. Lee McGee	48	Executive Vice President
Sean R. Creamer	39	Senior Vice President, Chief Financial Officer
Paula R. Singer	50	President, CEO — Sylvan Online Higher Education
William C. Dennis, Jr.	60	President, Latin America Operations

Information relating to Sylvan’s executive officers (other than Mr. Becker) is set forth below. See “Information Concerning Nominees” and “Information Concerning Continuing Directors” above for information relating to Mr. Becker and the other Sylvan directors.

B. Lee McGee.  Mr. McGee became Executive Vice President of Sylvan Learning Systems in June 2003. Prior to June 2003, Mr. McGee had been Executive Vice President of Sylvan Ventures since February 2000. Mr. McGee held the position of Executive Vice President and Chief Financial Officer of Sylvan and its predecessor entities from 1987 to February 2000. Prior to joining Sylvan, Mr. McGee was employed with Kinder-Care Learning Centers, Inc. as Assistant Controller and Regional Manager for a five-state area.

Raph Appadoo.  Mr. Appadoo became President of Sylvan Learning Systems in June 2003. Prior to June 2003, Mr. Appadoo served as President and CEO of Sylvan International Universities since its inception in February 2000. From January 1996 to February 2000, Mr. Appadoo was Executive Vice President of Aetna’s international division, as well as Senior Vice President for Business Development and CFO of that division. Before then, he held treasurer positions at Merrill Lynch and General Motors, and earlier as a Business Manager at Raytheon Company.

Sean R. Creamer.  Mr. Creamer has been Chief Financial Officer of Sylvan Learning Systems since April 2001 and was named Senior Vice President in September 2001. He held the position of Vice President, Corporate Finance from June 2000 to September 2001, and was named Sylvan’s Corporate Treasurer in February 2001. Prior to joining

Sylvan in 1996 as Vice President of Tax, Mr. Creamer held a number of senior positions in the Corporate Tax department at Mobil Corporation. Before then, he worked for the accounting firm of Price Waterhouse. He has been a CPA since 1987.

Paula R. Singer.  Ms. Singer has served as President and CEO of Sylvan Online Higher Education since July 2001. From October 1996 until July 2001, she was divisional president of Sylvan Education Solutions. Before joining Sylvan in 1993, Ms. Singer held several senior positions at American Learning Corporation, a subsidiary of Encyclopedia Britannica.

William C. Dennis, Jr.  Mr. Dennis became President, Latin America Operations of Sylvan Learning Systems in June 2003. Prior to June 2003, Mr. Dennis served as COO and CFO of Sylvan International Universities since October 2001. Previously, Mr. Dennis had been President and COO of International Assets Holding Corp., a financial securities brokerage firm specializing in international securities. Prior to joining IAHC, Mr. Dennis was CFO of Tucker Anthony Sutro (formerly know as Freedom Securities Corporation), a Boston-based brokerage firm. His other experiences include CFO of Merrill Lynch Capital Markets as well as several senior international positions with Exxon Corporation.

There are no family relationships among any of the executive officers or directors of Sylvan. Executive officers of Sylvan are elected by the Sylvan Board on an annual basis and serve at the discretion of the Sylvan Board.

Stock Ownership of Certain Beneficial Owners, Directors and Management

The following table sets forth information regarding the beneficial ownership of Sylvan Common Stock as of March 31, 2004 by (i) each person or entity that the Company knows beneficially owns more than 5% of Sylvan Common Stock, (ii) each director and director nominee, (iii) the Chief Executive Officer and each of the other Named Executive Officers and (iv) all directors and Executive Officers as a group. Unless otherwise indicated, the named persons exercise sole voting and investment power over the shares shown as beneficially owned by them.

	Beneficially Owned
Name	Number	Percent
Executive Officers, Directors and Employees:
R. William Pollock	2,999,843	6.67
Douglas L. Becker (1)	2,664,576	5.93
R. Christopher Hoehn-Saric (2)	2,122,100	4.72
Raph Appadoo (3)	719,491	1.60
William C. Dennis (4)	351,776	*
B. Lee McGee (5)	321,134	*
Paula Singer (6)	161,250	*
Sean R. Creamer (7)	89,177	*
James H. McGuire (8)	57,000	*
John A. Miller (9)	44,551	*
Laurence Berg (10)	41,500	*
Richard Riley (11)	26,500	*
David A. Wilson (12)	21,500	*
Wolf H. Hengst (13)	12,300	*
All directors and Executive Officers as a group (14 persons)	9,632,698	21.41

*	Represents beneficial ownership of not more than one percent of the outstanding Sylvan Common Stock.

The address of each of the above stockholders is c/o Sylvan Learning Systems, Inc. 1001 Fleet Street, Baltimore, MD 21202.

(1)	Includes options to purchase 2,448,261 shares of Sylvan Common Stock.

(2)	Includes options to purchase 1,903,761 shares of Sylvan Common Stock.

(3)	Includes options to purchase 643,491 shares of Sylvan Common Stock.

(4)	Includes options to purchase 249,776 shares of Sylvan Common Stock.

(5)	Includes options to purchase 321,134 shares of Sylvan Common Stock.

(6)	Includes options to purchase 131,250 shares of Sylvan Common Stock.

(7)	Includes options to purchase 68,000 shares of Sylvan Common Stock.

(8)	Includes options to purchase 54,000 shares of Sylvan Common Stock.

(9)	Includes options to purchase 16,550 shares of Sylvan Common Stock.

(10)	Includes options to purchase 41,500 shares of Sylvan Common Stock.

(11)	Includes options to purchase 26,500 shares of Sylvan Common Stock.

(12)	Includes options to purchase 16,500 shares of Sylvan Common Stock.

(13)	Includes options to purchase 11,500 shares of Sylvan Common Stock

II.  AUDITOR RATIFICATION

The Audit Committee of the Board of Directors has appointed Ernst & Young LLP (E&Y) to serve as Sylvan’s independent auditors for the year ending December 31, 2004. E&Y has served as independent auditors of Sylvan since 1991. A partner of the firm is expected to be present at the Annual Meeting and available to respond to appropriate questions and will have an opportunity to make a statement if he or she desires to do so.

Fees for professional services provided by our independent auditors in each of the last two fiscal years, in each of the following categories are:

	2003	2002
	(in millions)
Audit Services	$2.0	$1.6
Audit-Related Services	$1.3	$1.5
Tax Services	$0.8	$1.0
All Other Fees	$0.1	$0.1

In the above table, fees paid to Ernst &Young in 2002 and 2003 are set forth in accordance with the new rules and regulations of the Securities and Exchange Commission (“SEC”). The 2002 fees reported in the Proxy Statement for last year were overstated by $600,000 due to a currency translation error. Audit Services are fees Sylvan paid to E&Y for the audit of Sylvan’s annual consolidated financial statements, reviews of Sylvan’s quarterly consolidated financial statements, assistance with and review of documents filed with the SEC, consent procedures, accounting consultations related to transactions and the adoption of new accounting pronouncements that impact the audited financial statements, statutory audits required internationally, and audit of subsidiaries required by state or regulation. Audit-Related Services principally consist of audit services for other Sylvan subsidiaries required to be audited and professional services related to financial due diligence for Sylvan’s acquisitions of other businesses. Other services provided to Sylvan related to non-audit related consultations. The Audit Committee considered whether E&Y providing non-audit services was compatible with their maintaining independence.

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed by the independent auditors. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditors are engaged to perform it. The Audit Committee has delegated to the Chair of the Audit Committee authority to approve permitted services provided that the Chair reports any decisions to the Committee at its next scheduled meeting.

The affirmative vote of a majority of the shares of Sylvan Common Stock present in person or represented by proxy at the Annual Meeting is required for ratification of the selection of E&Y as Sylvan’s independent auditors.

The Board of Directors unanimously recommends that the stockholders vote “FOR” the ratification of the selection of E&Y as Sylvan’s Independent Auditors.

III.  OTHER MATTERS

The Board of Directors knows of no other matters to be presented for action at the meeting other than those mentioned above. However, if any other matters properly come before the meeting, the person named in the accompanying proxy will vote on such matters in accordance with his judgment as to the best interests of Sylvan.

STOCKHOLDER PROPOSALS

Any stockholder proposals intended to be presented at Sylvan’s 2004 Annual Meeting must have been received by Sylvan’s Secretary no later than December 20, 2003 for inclusion in this Proxy Statement. No such proposals were received.

Any stockholder wishing to include a proposal in the proxy statement for Sylvan’s 2005 Annual Meeting must send the proposal to Sylvan Learning Systems, Inc., Attn: General Counsel/Corporate Secretary, at 1001 Fleet Street, Baltimore, Maryland 21202. Proposals must be received between January 14, 2005 and February 13, 2005 to be included in the 2005 proxy statement.

Stockholders intending to present a proposal at Sylvan’s 2005 Annual Meeting but not to include the proposal in our proxy statement must comply with the requirements set forth in our Bylaws. The Bylaws require, among other things, that a stockholder submit a written notice of intent to present such a proposal that is received by Sylvan’s General Counsel/Corporate Secretary no more than 120 days and no less than 90 days prior to the anniversary of the mailing date of the preceding year’s annual meeting proxy statement. Therefore, the Company must receive notice of such a proposal for the 2005 Annual Meeting between January 14, 2005 and February 13, 2005. If the notice is received before January 14, 2005 or after February 13, 2005, it will be considered untimely and the Company will not be required to present it at the 2005 Annual Meeting.

Shareholders or other interested parties who wish to communicate with the Sylvan Board of Directors may do so by addressing such correspondence to our Board of Directors, any individual Director or any group of Directors c/o General Counsel/Corporate Secretary, 1001 Fleet Street, Baltimore, MD 21202. The General Counsel has the authority to disregard any inappropriate communications or take other appropriate actions with respect to any such inappropriate communications. If deemed an appropriate communication, the General Counsel will submit the correspondence to the specific member or members to whom such correspondence is directed.

MISCELLANEOUS

A copy of Sylvan’s Annual Report on Form 10-K for the year ended December 31, 2003, as filed with the Securities and Exchange Commission, excluding exhibits thereto, may be obtained without charge, by writing Investor Relations, Sylvan Learning Systems, Inc., 1001 Fleet Street, Baltimore, Maryland 21202 or by telephoning (410) 843-8000. Sylvan’s Annual Report to stockholders for the year ended December 31, 2003, including its consolidated financial statements, is being mailed to all stockholders entitled to vote at the 2004 Annual Meeting with this Proxy Statement. The Annual Report does not constitute a part of the proxy solicitation material. The Annual Report provides additional information about Sylvan.

BY ORDER OF THE BOARD OF DIRECTORS

Robert W. Zentz
Secretary

Baltimore, Maryland
April 29, 2004

EXHIBIT A

SYLVAN LEARNING SYSTEMS, INC.

AUDIT COMMITTEE OF THE
BOARD OF DIRECTORS

CHARTER

1.0  Purpose

The Audit Committee (the “Committee”) shall provide assistance to the Board of Directors in fulfilling its responsibility to the shareholders, potential shareholders, the investment community and others relating to corporate accounting, financial reporting practices of Sylvan Learning Systems, Inc. (the “Corporation”), and the quality and integrity of the financial reports of the Corporation. In so doing, it is the responsibility of the Committee to maintain a free and open means of communication between the directors, the independent auditors, the internal auditor, and the financial management of the Corporation.

2.0  Membership

The Board shall elect from its members an Audit Committee of at least three members. The Board shall also appoint a Chairman of the Audit Committee. The Audit Committee members must meet the following requirements:

2.1  Independence:

2.1.1.	Members must not be an employee of the Corporation or any affiliate within the past three years.

2.1.2.	Members must not be an immediate family member of an executive officer of the Corporation who currently serves in that role or did so in any of the past three years.

2.1.3.	Members may not receive compensation (including consulting, advisory or other compensatory fees), other than compensation for board or board committee service.

2.1.4.	Members must not be a partner, controlling shareholder, or executive officer of any for-profit business that receives payments from the Corporation. This applies where the payments, other than solely from the investments in the Corporation’s securities, in any of the past three years exceeded the greater of 5% of either organization’s consolidated gross revenues for the year or $200,000.

2.1.5.	A member must not be an executive of another corporation that has on its compensation committee an executive officer of the Corporation.

2.2  Qualifications:

2.2.1.	Members must be able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement.

2.2.2.	The Audit Committee must contain at least one “audit committee financial expert” as determined by the Board of Directors. As more fully defined by applicable SEC requirements, an “audit committee financial expert” shall have all of the following attributes:

a.	An understanding of generally accepted accounting principles and financial statements;

b.	The ability to assess the general application of such principles in connection with the accounting for estimates, accruals, and reserves;

c.	Experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Corporation’s financial statements, or experience actively supervising one or more persons engaged in such activities;

d.	An understanding of internal controls and procedures for financial reporting; and

e.	An understanding of audit committee functions.

2.2.3.	At least one member is required to have extensive financial knowledge, including being or having been a chief executive, chief financial, or other senior officer with financial oversight responsibilities.

3.0  Meetings. The Committee will meet at least quarterly and as often as it determines appropriate to carry out its responsibilities. The Committee will also meet periodically with management, the internal auditors and the Corporation’s independent auditors in separate executive sessions. The Chair of the Committee, in consultation with the other Committee members, will determine the frequency and length of the meetings and will set agendas consistent with this charter.

4.0  Oversight of the Independent Auditor

4.1	The engagement and retention of the independent auditors

4.1.1	The Committee will have sole authority to retain and terminate the Corporation’s independent auditors.

4.1.2	The independent auditors will report directly to the Committee.

4.1.3	The Committee will review the general scope and audit plan with the independent auditor

4.1.4	The Committee will be responsible for the compensation of the work of the independent auditors.

4.1.5	The Committee will be responsible for oversight of the work of the independent auditors for the purpose of preparing or issuing an audit report or related work.

4.2	The qualifications, staffing and independence of the independent auditors. The Committee will evaluate the independent auditors’ qualifications, performance and independence at appropriate intervals.

4.2.1	The evaluation will include such matters as the Committee deems appropriate and may include a review of matters related to the independent auditors’ internal quality-control procedures, as well as an evaluation of the senior members of the audit team and any relationships between the independent auditors and the Corporation. To the extent it deems appropriate, the Committee will also review with the independent auditors the scope and staffing of the audit, as well as any problems or difficulties encountered during the audit, and management’s response thereto.

4.2.2	The Committee may also establish policies as it deems appropriate for the Corporation’s hiring of current or former employees of the independent auditors.

5.0  Preapprovals. The Committee will adopt appropriate procedures to ensure that all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Corporation by the independent auditors are approved by the Committee in accordance with the requirements of the NASDAQ, SEC and any other applicable legal and regulatory requirements. Subject to the foregoing, the Committee may form subcommittees and delegate authority hereunder as it deems appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that any decisions of any such subcommittee to grant preapprovals must be presented to the full Committee at its next meeting. The Committee may consult with management regarding these matters but may not delegate this authority to management.

6.0  Communications with Auditors. Prior to filing a report of the independent auditors with the Commission, the Committee will also discuss with the independent auditors:

6.0.1	all critical accounting policies and practices;

6.0.2	all material alternative treatments of financial information within generally accepted accounting principals that have been discussed with management, ramifications of the use of such alternative treatments, and the treatment preferred by the independent auditors;

6.0.3	other material written communications between the independent auditors and management;

6.0.4	all matters required to be discussed with the Committee by the independent auditors pursuant to Statement on Auditing Standards No. 61;

6.0.5	review the management letter and the responses of management to it;

6.0.6	such other matters as the Committee deems appropriate.

7.0  Closed Session with independent auditors: The Committee shall meet not fewer than twice each year with the independent auditors without management present. The Committee’s agenda will include but not be limited to a discussion of:

7.0.1	The competence of the Company’s financial and accounting personnel

7.0.2	Any significant issues with respect to accounting, financial reporting or judgments

7.0.3	Cooperation of the accounting and financial personnel with the independent auditors.

8.0  Internal Auditors. The Committee will take such actions as it deems advisable in connection with the evaluation of the performance, responsibilities, budget and staffing of the Corporation’s internal audit function, as well as the internal audit plan. The Committee will review such matters with the independent auditors and will also review any significant reports to management prepared by the internal auditing department, as well as management’s responses thereto. Not less frequently than twice each year, the Audit Committee will meet with the internal auditors, without management present.

9.0  Internal Controls. The Committee will consider the integrity of the accounting and financial reporting processes and controls of the Company. This consideration shall encompass

9.0.1	Meeting periodically with the independent auditors, the internal auditors, and financial and accounting personnel to discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures; and

9.0.2	Reviewing significant findings prepared by the independent auditors and the internal auditors, together with management’s responses.

The Committee will review and may take appropriate action with respect to any disclosures made to the Committee by the Corporation’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q with respect to any significant deficiencies in the design or operation of internal controls or material weaknesses therein, and any irregularities involving management or other employees with a significant role in such controls and procedures.

10.0  Financial Statements, Disclosure and other Compliance Matters. The Committee will review and discuss the Corporation’s financial statements with management and the independent auditors, and as the Committee otherwise deems appropriate or necessary. Such review will comply with all applicable requirements of the NASDAQ, SEC and any other applicable legal or regulatory requirement, and may include matters relating to the financial statements including the Corporation’s practices regarding earnings press releases, the effect of regulatory and accounting initiatives and any off-balance sheet structures of the Corporation.

10.0.1	Based on such reviews and discussions, the Committee will recommend to the Board whether the audited financial statements should be included in the Corporation’s Form 10-K.

11.0  Receipt of Complaints. The Committee will establish such procedures as it deems appropriate or as are required pursuant to the rules and regulations of the Commission or otherwise regarding the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, as well as processing the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

The Committee shall establish a procedure for monitoring compliance with the Company’s Code of Conduct and Ethics and establish an anonymous employee complaint “hotline” in accordance with any applicable rules.

12.0  Proxy Report. The Committee will prepare and approve the audit committee report included in the Corporation’s annual proxy statement.

13.0  Self-Evaluation. The Committee will conduct such self-evaluations as it deems appropriate, including to satisfy any applicable requirements of the NASD, NASDAQ and any other legal or regulatory requirements.

14.0  Reporting to the Board. The Committee will report to the Board as it deems appropriate, and as the Board may request.

15.0  Retention of Advisors. The Committee will obtain advice and assistance from such internal and external advisors as it deems appropriate in connection with the discharge of its duties. The Committee will have sole authority to determine and approve related fees and retention terms for any such advisors, who will be compensated by the Corporation.

16.0  Corporation Policies. The Committee will monitor management’s implementation of the policies, practices and programs of the Corporation in the following areas:

16.0.1	the Corporation’s Standards of Business Ethics and Conduct Program; and

16.0.2	The Committee will review all related party transactions;

17.0  Other Activities. The Committee will perform such other activities consistent with this charter, the Corporation’s By-Laws, governing law, the rules and regulations of the, NASDAQ, the SEC and such other requirements applicable to the Corporation as the Committee or the Board deem necessary or appropriate.

18.0  Limitation of Audit Committee’s Role. It is not the duty of the Committee to plan or conduct audits or to determine that the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principals. This is the responsibility of management and the independent auditors of the Corporation. Members of the Committee should not be assumed to be accounting experts, and are not deemed to have accepted a duty of care greater than other members of the Board.

19.0  Committee Charter. The Committee will periodically review this charter and will recommend any changes to the Board as the Committee deems appropriate, including to satisfy any applicable requirements of the NASDAQ, the SEC and any other legal or regulatory requirements. A copy of this charter will be made available on the Corporation’s website at www.sylvan.net.

AMENDED AND ADOPTED ON APRIL 3, 2004

David A. Wilson — Chairman
James H. McGuire
John A. Miller

SYLVAN LEARNING SYSTEMS, INC.
ATTN: FRAN JACKSON
1001 FLEET STREET
BALTIMORE, MD 21202

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return to Sylvan Learning Systems, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: SLYVN1 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SYLVAN LEARNING SYSTEMS, INC.

1. Proposal to elect the following persons as directors for the class indicated, and until their successors are duly elected and qualified:
Class I – 3 year Term Nominees:

Douglas L. Becker
James H. McGuire
Richard W. Riley

For All	Withhold All	For All Except
O	O	O

To withhold authority to vote, mark "For All Except" and write the nominee's name on the line below.

____

Vote On Proposal

	For	Against	Abstain
2. Proposal to ratify the selection of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 2004.	O	O	O

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders and the Proxy Statement with respect thereto, and hereby revokes any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature must be that of an authorized officer who should state his or her title.

For comments, please check this box and write them on the back where indicated O

	Yes	No
Please indicate if you plan to attend this meeting	O	O
HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household	O	O

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

SYLVAN LEARNING SYSTEMS, INC.

Dear Stockholder:

Please take note of the important information with this Proxy Ballot. There are a number of issues related to the management and operation of your Company that require immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted, then sign the card, detach it and return your proxy vote in the enclosed prepaid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders, June 25, 2004.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Robert W. Zentz
Secretary

PROXY

SYLVAN LEARNING SYSTEMS, INC.

1001 Fleet Street, Baltimore, Maryland 21202

The undersigned hereby constitutes and appoints Douglas L. Becker as Proxy for the undersigned, with full power to appoint his substitutes, and authorizes him to represent and to vote all shares of Common Stock of Sylvan Learning Systems, Inc. (the "Company") held by the undersigned as of the close of business on April 16, 2004 at the Annual Meeting of Stockholders to be held at the Courtyard Marriott – Inner Harbor, 1000 Aliceanna Street, Baltimore, Maryland 21202, on Friday, June 25, 2004 at 9:30 a.m., local time, and at any adjournments or postponements thereof.

Comments: ____

____

____

(If you noted any Comments above, please mark corresponding box on the reverse side.)